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                                                                    Exhibit 5.01

                      [LETTERHEAD OF FENWICK & WEST LLP]

                                October 4, 2000


ONI Systems Corp. (the "Company")
166 Baypointe Parkway
San Jose, CA 95134-1612

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-46784), filed by you with the Securities and Exchange Commission (the "Commission") on September 28, 2000, and Amendment No. 1 thereto to be filed by the Company on October 5, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of: (a) a number of shares of common stock (the "Stock"), which is indeterminate at the date of this opinion, and which is issuable by you upon the conversion of up to $287,500,000 aggregate principal amount at maturity of the convertible subordinated notes due 2005 (the "Notes"); and (b) the Notes.

In rendering this opinion, we have examined the following:

     (1) the form of Indenture by and between you and State Street Bank and Trust Company of California, N.A. filed as an Exhibit to the Registration Statement (the "Indenture");

     (2) your registration statement on Form 8-A filed with the Commission on May 16, 2000;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof and the Exhibits incorporated therein by reference;

     (4)  the prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Optical Networks, Incorporated, a California corporation ("ONI California"), that are in our possession;

     (6) the stock records for both the Company and ONI California that the Company has provided to us (consisting of a letter from your transfer agent dated October 3, 2000 verifying the number of your issued and outstanding shares of capital stock as of September 29, 2000 and reports of option and warrant holders of your capital stock and of any rights to purchase capital stock that were prepared by you and dated October 3, 2000 verifying the number of such issued and outstanding securities); and
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     (7)  a Management Certificate addressed to us and dated of even date herewith.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     In connection with our opinion expressed below, we have assumed that, if the number of shares issuable upon conversion of the Notes is adjusted in accordance with the Indenture, any necessary increase in the number of shares of Common Stock authorized in the Company's Certificate of Incorporation (listed as an exhibit to the Registration Statement) will be made when and if required.

     Based upon the foregoing, it is our opinion that the Stock to be issued by you upon conversion of the Notes, when issued in accordance with and in the manner referred to in the relevant Prospectus associated with the Registration Statement and the Indenture, and when evidenced by appropriate certificates that have been properly executed and delivered, will be validly issued, fully paid and nonassessable.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ Horace L. Nash
                                 _______________________
                                  Horace L. Nash, a partner